UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

June 9, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	75-2926437
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500
(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 5.02. COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)

On June 9, 2017, the Compensation Committee of the Board of Directors of Uni-Pixel, Inc. (the “Company”) approved by unanimous written consent the issuance of restricted stock units under the Company’s 2011 Stock Incentive Plan, as amended (the “Plan”), to officers of the Company for services to be provided over the next 3 years, with such restricted stock units to vest in twelve quarterly installments beginning on August 1, 2017 and ending on May 1, 2020, and for the Company to withhold shares of the stock subject to the restricted stock units at the time of vesting for the purpose of satisfying any tax withholding obligations which arise in connection with such vesting. The awards include grants to the following executives in the following amounts:

●	Jeff A. Hawthorne – 250,000 restricted stock units
●	Christine Russell – 300,000 restricted stock units

The restricted stock units were issued using the form of Restricted Stock Unit Notice of Grant and Agreement previously filed by the Company as Exhibit 10.1 to its Current Report on Form 8-K as filed with the SEC on June 10, 2016 and the above summary of the terms of these restricted stock units is qualified in its entirety by reference to such form.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 13, 2017	By:	/s/ Christine Russell
	Name:	Christine Russell
	Title:	Chief Financial Officer